Contact: Dennis Gauger
BSD MEDICAL CORPORATION	Telephone: (801) 972-5555
2188 West 2200 South	Facsimile: (801) 972-5930
Salt Lake City, Utah 84119-1326	Email: investor@bsdmc.com
NASDAQ:BSDM

For Immediate Release

BSD Medical Corporation Announces Third Quarter Fiscal 2011 Financial Results, Citing Increased Revenues, Improvements in Cash Used in Operations and Net Loss

SALT LAKE CITY, July 6, 2011—BSD Medical Corporation (NASDAQ:BSDM) (Company or BSD) (www.BSDMedical.com), a leading provider of medical systems that treat cancer and benign diseases using heat therapy, today reported financial results for its third fiscal quarter ended May 31, 2011, including:

•	Cash and cash equivalents of $18.6 million
•	No debt
•	Total stockholders’ equity of $22.6 million
•	Total revenues increased to $1,675,000 for the three months ended May 31, 2011, from total revenues of $124,000 for the comparable three-month period of last fiscal year
•	Total revenues increased to $2,627,000 for the nine months ended May 31, 2011, from total revenues of $1,150,000 for the comparable nine-month period of last fiscal year
•	Net loss of $818,000 for the three months ended May 31, 2011, a 66% improvement compared to a net loss of $2,388,000 for the comparable three-month period of last fiscal year
•	Net loss of $3,319,000 for the nine months ended May 31, 2011, a 47% improvement compared to a net loss of $6,254,000 for the comparable nine-month period of last fiscal year
•
Net cash used in operating activities of $2,684,000 for the nine months ended May 31, 2011, a 36% improvement compared to net cash used in operating activities of $4,188,000 for the comparable nine-month period of last fiscal year

“We experienced growth in the sale of our hyperthermia systems during this past quarter, reducing our net loss and our operating cash burn,” said Harold Wolcott, President of the Company.  “We have a strong balance sheet, no debt, and believe we are sufficiently capitalized to support the global distribution network for our MicroThermX® line of products.  We are pleased with the success of the rollout of the MicroThermX®, and are hopeful this is the beginning of a growing sales trend with the MicroThermX® program.”

Other highlights of the quarter and more recent activities include the following:

•	Success in the Company’s product launch strategy for the MicroThermX® focused on the placement of a select number of systems with pivotal, high-profile, interventional oncology key opinion leaders.

•	Early clinical success and strong positive clinician response to our MicroThermX®, driving purchase inquiries from an expanded base of hospitals.

•
Completing nationwide sales coverage for the MicroThermX® line of products through signing geographically exclusive agreements with four leading specialty distributors and hiring additional regional sales management.

•
Over 50 fully trained independent distributor representatives who are presenting the advantages of the MicroThermX® to physicians interested in using a microwave technology platform for tumor ablations.

•
Increased sales activity resulting in a full schedule of clinical evaluations, an increase in pending sales going through the hospital purchasing process, and an increase in the number of sites who may decide to purchase equipment following clinical evaluations.

•	Increased sales of hyperthermia cancer treatment systems, including the sale of a BSD-2000 3D/MR hyperthermia system to our European distributor.

•
Appointment to our Board of Directors of Damian E. Dupuy, MD, a professor of Diagnostic Imaging at the Warren Alpert Medical School of Brown University, Director of Tumor Ablation at Rhode Island Hospital, and a pioneer in the growing field of image guided tumor ablation.

About BSD Medical Corporation
BSD Medical Corporation develops, manufactures, markets and services systems to treat cancer and benign diseases using heat therapy delivered using focused radiofrequency (RF) and microwave energy.  BSD’s product lines include both hyperthermia and ablation treatment systems.  BSD’s hyperthermia cancer treatment systems, which have been in use for several years in the United States, Europe and Asia, are used to treat certain tumors with heat (hyperthermia) while increasing the effectiveness of other therapies such as radiation therapy.  BSD’s microwave ablation system has been developed as a stand-alone therapy to ablate and destroy soft tissue.  The Company has developed extensive intellectual property, multiple products in the market and well established distribution in the United States, Europe and Asia.  Certain of the Company’s products have received regulatory approvals in the United States, Europe and China.  For further information visit BSD Medical's website at www.BSDMedical.com.

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Statements contained in this press release that are not historical facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

BSD MEDICAL CORPORATION
Condensed Balance Sheets
(Unaudited)
ASSETS	May 31, 2011	August 31, 2010
Current assets:
Cash and cash equivalents	$18,573,270	$8,483,565
Accounts receivable, net of allowance for doubtful accounts of $20,000	235,656	307,530
Related party trade accounts receivable	856,212	83,834
Income tax receivable	-	50,000
Inventories, net	2,107,016	2,238,254
Other current assets	140,909	135,050
Total current assets	21,913,063	11,298,233

Property and equipment, net	1,436,398	1,352,731
Patents, net	30,357	51,205

	$23,379,818	$12,702,169

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$296,454	$197,082
Accrued liabilities	295,144	223,920
Customer deposits	25,000	-
Deferred revenue – current portion	58,519	89,591
Total current liabilities	675,117	510,593

Deferred revenue – net of current portion	78,238	73,351

Total liabilities	753,355	583,944

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 80,000,000 shares authorized, 29,636,154 and 26,178,679 shares issued, respectively	29,636	26,179
Additional paid-in capital	50,046,937	36,223,350
Treasury stock, 24,331 shares at cost	(234)	(234)
Accumulated deficit	(27,449,876)	(24,131,070)
Total stockholders’ equity	22,626,463	12,118,225

	$23,379,818	$12,702,169

BSD MEDICAL CORPORATION
Condensed Statements of Operations
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2011	2010	2011	2010
Revenues:
Sales	$647,732	$64,231	$1,506,904	$923,574
Sales to related parties	1,017,845	59,371	1,058,597	226,305
Equipment rental	9,900	-	61,400	-

Total revenues	1,675,477	123,602	2,626,901	1,149,879

Cost of Revenues:
Cost of sales	90,064	260,539	808,732	1,004,138
Cost of related party sales	547,766	86,402	585,261	248,780
Cost of equipment rental	3,608	-	13,111	-

Total cost of revenues	641,438	346,941	1,407,104	1,252,918

Gross margin (loss)	1,034,039	(223,339)	1,219,797	(103,039)

Operating costs and expenses:
Research and development	481,994	795,294	992,110	1,959,922
Selling, general and administrative	1,389,175	1,371,673	3,589,573	4,207,412

Total operating costs and expenses	1,871,169	2,166,967	4,581,683	6,167,334

Loss from operations	(837,130)	(2,390,306)	(3,361,886)	(6,270,373)

Other income (expense):
Interest income	21,708	3,073	47,331	7,373
Other income (expense)	(1,318)	(344)	(3,451)	2,134

Total other income (expense)	20,390	2,729	43,880	9,507

Loss before income taxes	(816,740)	(2,387,577)	(3,318,006)	(6,260,866)

Income tax benefit (provision)	(800)	-	(800)	6,571

Net loss	$(817,540)	$(2,387,577)	$(3,318,806)	$(6,254,295)

Net loss per common share:
Basic	$(0.03)	$(0.10)	$(0.12)	$(0.28)
Diluted	$(0.03)	$(0.10)	$(0.12)	$(0.28)

Weighted average number of shares outstanding:
Basic	29,612,000	23,682,000	28,553,000	22,644,000
Diluted	29,612,000	23,682,000	28,553,000	22,644,000